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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        As independent petroleum engineers, we hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our reserves report dated January 28, 2015, included in the Annual Report on Form 10-K of Halcón Resources Corporation (the "Company") for the fiscal year ended December 31, 2014, as well as in the notes to the financial statements included therein. We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, and to our reserves report dated January 28, 2015, into the Registration Statements on Form S-3 (File Nos. 333-149319, 333-180243, 333-182996, 333-183560, 333-188640 and 333-191429), and Form S-8 (File Nos. 333-137311, 333-151428, 333-166893, 333-180099, 333-183559 and 333-188948), filed with the U.S. Securities and Exchange Commission.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ DANNY D. SIMMONS Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas
February 26, 2015

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS